Exhibit 10.2 EXECUTION VERSION 750344407 01917304 AMENDMENT NO. 23 Dated as of October 21, 2022 to RECEIVABLES PURCHASE AGREEMENT Dated as of November 30, 2001 This AMENDMENT NO. 23 (this “Amendment”) dated as of October 21, 2022 is entered into among ENERGY SERVICES FUNDING CORPORATION, a Delaware corporation, as the seller (the “Seller”), UGI ENERGY SERVICES, LLC (as successor to UGI Energy Services, Inc.), a Pennsylvania limited liability company (“UGI”), as initial servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as issuer (together with its successors and permitted assigns, the “Issuer”) and as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”). RECITALS WHEREAS, the parties hereto have entered into that certain Receivables Purchase Agreement, dated as of November 30, 2001 (as amended, supplemented or otherwise modified from time to time, the “Agreement”); WHEREAS, the parties hereto wish to amend the Agreement as set forth herein; and WHEREAS, concurrently herewith, the Seller, Servicer and PNC are entering into a Seventeenth Amended and Restated Fee Letter (the “Fee Letter”). NOW, THEREFORE, in consideration of the promises and the mutual agreements contained herein and in the Agreement, the parties hereto agree as follows: SECTION 1. Definitions. All capitalized terms used but not otherwise defined herein are used herein as defined in the Agreement. SECTION 2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages to the Agreement attached hereto as Exhibit A. SECTION 3. Certain Representations, Warranties and Covenants. Each of the Seller, UGI and the Servicer, as to itself, hereby represents and warrants that: (a) the representations and warranties of such Person contained in Exhibit III to the Agreement (as amended hereby) are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date); (b) the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment and the Agreement (as amended

750344407 01917304 2 hereby) are within its organizational powers and have been duly authorized by all necessary organizational action on its part, and this Amendment and the Agreement (as amended hereby) are its valid and legally binding obligations, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and (c) no Termination Event or Unmatured Termination Event has occurred, is continuing, or would occur as a result of this Amendment. SECTION 4. Effectiveness. This Amendment shall become effective as of the date hereof provided that the Administrator shall have received: (a) counterparts to this Amendment executed by each of the parties hereto; (b) counterparts to the Fee Letter duly executed by each of the parties thereto; and (c) confirmation that the “Upfront Fee” (as defined in and owing under the Fee Letter) has been paid in full. SECTION 5. References to Agreement. Upon the effectiveness of this Amendment, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. SECTION 6. Effect on the Agreement. Except as specifically amended above, the Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed. SECTION 7. No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party under the Agreement or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, except as specifically set forth herein. SECTION 8. Governing Law. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). SECTION 9. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 10. Headings. The Section headings in this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

750344407 01917304 3 SECTION 11. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof. SECTION 12. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction. [Signature Pages Follow]

S-1 Amendment No. 23 to Receivables Purchase Agreement (UGI) 750344407 01917304 IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written. ENERGY SERVICES FUNDING CORPORATION By:___________________________________ Name: Marie-Dominique Ortiz-Landazabal Title: Assistant Treasurer UGI ENERGY SERVICES, LLC By:___________________________________ Name: Marie-Dominique Ortiz-Landazabal Title: Vice President and Chief Financial Officer

S-2 Amendment No. 23 to Receivables Purchase Agreement (UGI) 750344407 01917304 PNC BANK, NATIONAL ASSOCIATION, as Issuer and Administrator By: __________________________________ Name: Title: Eric Bruno Senior Vice President

Exhibit A Amendment No. 23 to Receivables Purchase Agreement (UGI) 750344407 01917304 EXHIBIT A Amendments to the Agreement (Attached)

CONFORMED COPYEXECUTION VERSION CONFROMEDEXHIBIT A TO TWENTY-SECONDTWENTY-THIRD AMENDMENT, DATED OCTOBER 22,202121, 2022 750323408 01917304 RECEIVABLES PURCHASE AGREEMENT dated as of November 30, 2001 among ENERGY SERVICES FUNDING CORPORATION UGI ENERGY SERVICES, LLC and PNC BANK, NATIONAL ASSOCIATION

7750323408 01917304 that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. (b) If, due to either: (i) the introduction of or any change in or in the interpretation of any law or regulation by any Governmental Authority occurring after the date hereof or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Interest in respect of which Discount is computed by reference to LMIRthe BSBY Rate, then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error. (c) If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement. (d) The Administrator will make reasonable efforts to cause the interest of any Affected Party (other than the Issuer or its domestic Affiliates) that makes a claim under this Section 1.7 to be transferred to a party that is not subject to increased costs under this Section 1.7; provided that neither the Administrator nor any of its Affiliates shall be required hereunder to itself accept such transferred interest. (e) Notwithstanding any language in this Section 1.7 to the contrary, nothing in this Section 1.7 shall be construed as requiring the Seller to make any payments attributable to or in respect of any tax of any kind whatsoever imposed upon or required to be withheld or deducted from payments to any Affected Person. Section 1.8 Requirements of Law. If any Affected Person reasonably determines that the existence of or compliance with: (a) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof, or (b) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement: (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the overall or branch pre-tax net income of such Affected Person, and franchise taxes imposed on such Affected Person by the jurisdiction under the laws of which such Affected Person is organized or otherwise is considered doing business (unless the Affected Person would not be considered doing business in

8750323408 01917304 such jurisdiction, but for having entered into, or engaged in the transactions in connection with, this Agreement or any other Transaction Document) or a political subdivision thereof, (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of LMIRthe BSBY Rate or the Base Rate hereunder, or (iii) does or shall impose on such Affected Person any other condition, and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided percentage ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, without duplication to any amounts paid or payable pursuant to Section 1.7 or Section 3.1 upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller and the Administrator certifying, in reasonably specific detail, the basis for, calculation of, and amount of such additional costs or reduced amount receivable shall be conclusive and binding for all purposes, absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate. Section 1.9 Inability to Determine LMIR. (a) If the Administrator determines on any day (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such day) are not being offered to banks in the interbank eurodollar market for such day, or adequate means do not exist for ascertaining LMIR for such day, then the Administrator shall give notice thereof to the Seller. Thereafter, until the Administrator notifies the Seller that the circumstances giving rise to such suspension no longer exist, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to LMIR and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to LMIR shall immediately be converted to the Alternate Rate determined by reference to the Base Rate. (b) If, on any day, the Administrator shall have been notified by the Issuer that the Issuer has determined (which determination shall be final and conclusive) that any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuer with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Issuer to fund or maintain any Portion of Capital at the Alternate Rate and based upon LMIR, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator

9750323408 01917304 notifies the Seller that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to LMIR and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to LMIR shall immediately be converted to the Alternate Rate determined by reference to the Base Rate. Section 1.9 BSBY Rate Unascertainable; Increased Costs; Illegality. . (a) Unascertainable; Increased Costs. If, on or prior to the first day of any Settlement Period: (i) the Administrator shall have determined (which determination shall be conclusive and binding absent manifest error) that (x) the BSBY Screen Rate cannot be determined because it is not available or published on a current basis; (y) adequate and reasonable means do not exist for ascertaining one Month interest or Settlement Periods with respect to any existing or proposed BSBY Tranche; or (z) a fundamental change has occurred with respect to the BSBY Rate, the BSBY Screen Rate or the Daily BSBY Floating Rate (including, without limitation, changes in national or international financial, political or economic conditions); and (ii) any Issuer determines that for any reason that the BSBY Rate or the Daily BSBY Floating Rate for any requested Settlement Period, as applicable, does not adequately and fairly reflect the cost to the Issuer of funding such Issuer’s Capital, and such Issuers have provided notice of such determination to the Administrator; then the Administrator shall have the rights specified in Section 1.9(c). (b) Illegality. If at any time any Issuer shall have determined that the making, maintenance or funding of any Portion of Capital accruing Discount by reference to the BSBY Rate or the Daily BSBY Floating Rate, as applicable, has been made impracticable or unlawful, by compliance by such Issuer in good faith with any Law or any interpretation or application thereof by any Governmental Authority or with any request or directive of any such Governmental Authority (whether or not having the force of Law), then the Administrator shall have the rights specified in Section 1.9(c). (c) Administrator’s and Issuer’s Rights. In the case of any event specified in Section 1.9(a) above, the Administrator shall promptly so notify the Issuers and the Seller thereof, and in the case of an event specified in Section 1.9(b) above, such Issuer shall promptly so notify the Administrator and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrator shall promptly send copies of such notice and certificate to the other Issuers and the Seller. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (i) the Issuers, in the case of such notice given by the Administrator, or (ii) such Issuer, in the case of such notice given by such Issuer, to allow the Seller to select, convert to or renew any Capital (or Portion of Capital) accruing discount by reference to the Daily BSBY Floating Rate or the BSBY Rate shall be suspended (to the extent of the affected Alternate Rate or the applicable Settlement Periods) until the Administrator shall

10750323408 01917304 have later notified the Seller, or such Issuer shall have later notified the Administrator, of the Administrator’s or such Issuer’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Administrator makes a determination under Section 1.9(a), (A) if the Seller has delivered a Purchase Notice for an affected purchase that has not yet been made, such Purchase Notice shall be deemed to request a purchase of Capital funded at the Base Rate and (B) any outstanding affected Capital shall be deemed to have been converted into Capital (or a Portion of Capital) accruing Discount at the Base Rate at the end of the applicable Settlement Period. Section 1.10 Successor LMIRBenchmark Replacement Setting. (a) Announcements Related to LIBOR. On March 5, 2021, the ICE Benchmark Administration, the administrator of LIBOR (the “IBA”) and the U.K. Financial Conduct Authority, the regulatory supervisor for the IBA, announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12-month USD LIBOR tenor settings (collectively, the “Cessation Announcements”). The parties hereto acknowledge that, as a result of the Cessation Announcements, a Benchmark Transition Event occurred on March 5, 2021 with respect to USD LIBOR under clauses (1) and (2) of the definition of Benchmark Transition Event below; provided however, no related Benchmark Replacement Date occurred as of such date. (a) (b) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event, an Early Opt-in Election or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Transaction Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” or clause (2) of the definition of “Benchmark Replacement Adjustment” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time)Eastern Time on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the IssuerIssuers without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document so long as the Administrator has not received, by such time, written notice of objection to such Benchmark Replacement from the IssuerIssuers comprising the Majority Issuers. (b) (c) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time and,

11750323408 01917304 notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. (c) (d) Notices; Standards for Decisions and Determinations. The Administrator will promptly notify the Seller and the Issuer of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date, (iiIssuers of (A) the implementation of any Benchmark Replacement, and (iiiB) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrator will notify the Seller of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph Section 4.06(ed) below and (vy) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrator or, if applicable, theany Issuer (or group of Issuers) pursuant to this Section 1.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 1.10. (d) (e) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR, BSBY or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrator in its reasonable discretion or, (B) the regulatory supervisor for administrator of such Benchmark or Governmental Authority having jurisdiction over such administrator with respect to its publication of such Benchmark or Governmental Authority having jurisdiction over the Administrator, in each case acting in such capacity, has provided a public statement or publication of information identifying a specific date after which any tenor shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or (C) the administrator of such Benchmark has provided a public statement or publication of information (including a “Technical Note” published on the BSBY Website) announcing that a BSBY Final Step Event has occurred with respect to any tenor for such Benchmark is or will be no longer representative, then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representativeimpacted tenor; and (ii) if a tenor that was removed pursuant to subclauseclause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, (or is no longer,) subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement)described in clause (i)(B) or clause (i)(C) above, then the Administrator may modify the definition of “Settlement Period” (or any similar or analogous

12750323408 01917304 definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) (f) Benchmark Unavailability Period. Upon the Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Seller may revoke any pending request for a Portion of Capitalpurchase accruing Discount based on USD LIBORthe Daily BSBY Floating Rate or the BSBY Rate, conversion to or continuation of aCapital (or Portion of Capital) accruing Discount based on USD LIBORthe Daily BSBY Floating Rate or the BSBY Rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Seller will be deemed to have converted any such request into a request for a Capital (or a Portion of Capital of or conversion to Portion of Capital) accruing Discount underat the Base Rate. During anya Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon thesuch then-current Benchmark or suchthe tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate. (g) Term SOFR Transition Event. Notwithstanding anything to the contrary herein or in any other Transaction Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Transaction Document in respect of such Benchmark setting (the “Secondary Term SOFR Conversion Date”) and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document; and (ii) Capital outstanding on the Secondary Term SOFR Conversion Date accruing Discount based on the then-current Benchmark shall be deemed to have been converted to Capital accruing Discount at the Benchmark Replacement with a tenor approximately the same length as the Discount payment period of the then-current Benchmark; provided that, this paragraph (g) shall not be effective unless the Administrator has delivered to the Issuer and the Seller a Term SOFR Notice. For the avoidance of doubt, the Administrator shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may do so in its sole discretion. (f) [Reserved]. (g) (h) This Section 1.10 of this Agreement provides a mechanism for determining an alternative rate of yieldinterest in the event that the London interbank offered rateBSBY Screen Rate is no longer available or in certain other circumstances. The Administrator does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of LMIR“BSBY Screen Rate,” or with respect to any alternative or successor rate thereto, or replacement rate therefor, other than accurately ascertaining and applying the BSBY Screen Rate as and when required hereunder and if Bloomberg makes such rate available through its customary channels. (h) (i) As used in this Section 1.10:

13750323408 01917304 “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then currentsuch Benchmark is a term rate or is based on a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of any Settlement Periodan interest or Discount period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor forof such Benchmark that is then-removed from the definition of “Settlement Period” pursuant to paragraph (e) of this Section 1.10, or (y) if the then current Benchmark is not a term rate nor based on a term rate, any payment period for yield calculated with reference to such Benchmark pursuant to this Agreement as of such dateSection 4.06(d). For the avoidance of doubt, the Available Tenor for LMIRthe Daily BSBY Floating Rate is one monthMonth. “Benchmark” means, initially, USD LIBORthe BSBY Screen Rate; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, an Early Opt-in Election, or an Other Benchmark Rate Election, as applicable, and its related Benchmark Replacement Date have has occurred with respect to USD LIBORthe BSBY Screen Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to paragraph (b) of this Section 1.10. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof. “Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrator for the applicable Benchmark Replacement Date: (1) (1) (1) the sum of: (aA) Term SOFR and (bB) the related Benchmark Replacement Adjustment; (2) (2) the sum of: (aA) Daily Simple SOFR and (bB) the related Benchmark Replacement Adjustment; and (3) (3) the sum of: (aA) the alternate benchmark rate (including, without limitation, BSBY)and (B) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrator and the Seller as the replacement for the then-currentsuch Available Tenor of such Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), any such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as

750323408 01917304 14 0.26161% (26.161 basis points) Available Tenor Six-Months 0.42826% (42.826 basis points) One-Month Benchmark Replacement Adjustment * These values represent the ARRC/ISDA recommended spread adjustment values available here: https://assets.bbhub.io/professional/sites/10/IBOR-Fallbacks-LIBOR-Cessat ion_Announcement_20210305.pdf 0.11448% (11.448 basis points) (2) for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread an adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrator and the Seller for the applicable Correspondingas the replacement for such Available Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for selectedshall be administratively feasible as determined by the Administrator in its reasonablesole discretion; provided, further, that, in the case of an Other Benchmark Rate Election, the “Benchmark Replacement” shall mean the alternative set forth in clause (3) above and when such clause is used to determine the Benchmark Replacement in connection with the occurrence of an Other Benchmark Rate Election, the alternate benchmark rate selected by the Administrator and the Seller shall be the term benchmark rate (including, without limitation, BSBY) that is used in lieu of a USD LIBOR-based rate in relevant other U.S. dollar-denominated syndicated credit facilities; provided, further, that, with respect to a Term SOFR Transition Event, on the applicable Benchmark Replacement Date, the “Benchmark Replacement” shall revert to and shall be determined as set forth in clause (1) of this definition. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Transaction Documents. “Benchmark Replacement Adjustment” means, for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor for any setting of such Unadjusted Benchmark Replacement, the first alternative set forth in the order below that can be determined by the Administrator: (1) an adjustment (which may be a positive or negative value or zero) equal to the BSBY Long-Term Spread Adjustment for such Corresponding Tenor as of the Reference Time such Benchmark Replacement is first set and is displayed on a screen or other information service that publishes such adjustment from time to time as selected by the Administrator in its reasonable discretion; and (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the applicable amount(s) set forth below: Two-Months 0.18456% (18.456 basis points) One-Week Three-Months 0.03839% (3.839 basis points)

15750323408 01917304 the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time; provided that, if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with this Section 1.10 will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be the Available Tenor that has approximately the same length (disregarding business day adjustments) as the payment period for yieldinterest calculated with reference to such Unadjusted Benchmark Replacement. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Settlement Period,” timing and frequency of determining rates and making payments of yield, timing of investment requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrator decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Benchmark Replacement Date” means a date and time determined by the Administrator, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (aA) the date of the public statement or publication of information referenced therein and (bB) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); are no longer available, permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall cease; or (2) in the case of clause (32) of the definition of “Benchmark Transition Event,” thea date and time determined by the Administrator, which date shall promptly

16750323408 01917304 follow as administratively feasible in its reasonable discretion and no later than 90 days following the date of the public statement or publication of information referenced therein; . (3) in the case of a Term SOFR Transition Event, the date that is set forth in the Term SOFR Notice provided to the Issuer and the Seller pursuant to this Section 1.10, which date shall be at least 30 days from the date of the Term SOFR Notice; or (4) in the case of an Early Opt-in Election or an Other Benchmark Rate Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Issuer, so long as the Administrator has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, is provided to the Issuer, written notice of objection to such Early Opt-in Election or an Other Benchmark Rate Election, as applicable, from the Issuer. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clauseclauses (1) orand (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark available hereunder (or the published component used in the calculation thereof). “Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (21) a public statement or publication of information by a Governmental Authority having jurisdiction over the Administrator, the regulatory supervisor foror on behalf of (A) the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with(B) a Governmental Authority having jurisdiction over thesuch administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administratorwith respect

17750323408 01917304 to its publication of such Benchmark (or such component) has ceased or will cease to provide , or (C) a Governmental Authority having jurisdiction over the Administrator, in each case acting in such capacity, identifying a specific date after which all Available Tenors of such Benchmark, (or such component thereof) permanently or indefinitely(i) shall or will no longer be made available or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or (ii) shall or will otherwise cease, provided that, at the time of any such statement or publication to the extent related solely to unavailability or cessation of such Benchmark, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (32) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Administrator announcing thatincluding a “Technical Note” published on the BSBY Website) that a BSBY Final Step Event has occurred for all Available Tenors of such Benchmark (or such component thereof) are no longer representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, so long as a Benchmark Transition Event has occurred, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition hashas occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with this Section 1.10. “BSBY” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the Final Step Event” means, for any Available Tenor, either (i) the twentieth (20th) consecutive U.S. Government Securities Business Day or (ii) the thirtieth (30th) U.S. Government Securities Business Day within a rolling ninety (90)-day period, on which the BSBY Screen Rate is calculated in accordance with “Level 6” (or any successor final step) of the “Alternative Calculation Waterfall” defined or set forth in the BSBY Screen Rate’s index methodology and rulebook, as published on the BSBY Website. “BSBY Long-Term Spread Adjustment” means the most recently dated “BSBY SOFR 5Y Spread Adjustment” published on the BSBY Website. “BSBY Website” means the “Bloomberg Short-Term Bank Yield Index.” website at https://www.bloomberg.com/professional/product/ indices/bsby/ (or any successor website). “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest or yield payment period having approximately the

18750323408 01917304 same length (disregarding business day adjustment) as such Available Tenor., provided that, (i) if any Available Tenor does not correspond to a tenor applicable to the Unadjusted Benchmark Replacement, the closest corresponding tenor of the Unadjusted Benchmark Replacement shall be applied, and (ii) if applicable, if a tenor of the Unadjusted Benchmark Replacement corresponds equally to two tenors of the then-current Benchmark, the corresponding tenor of the shorter duration shall be applied. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrator in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrator decides that any such convention is not administratively feasible for the Administrator, then the Administrator may establish another convention in its reasonable discretion. “Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (1) a notification by the Administrator to (or the request by the Seller to the Administrator to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrator and the Seller to trigger a fallback from USD LIBOR and the provision by the Administrator of written notice of such election to the Issuer. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBORthe BSBY Rate or, if no floor is specified, zero. “Other Benchmark Rate Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of: (x) either (i) a request by the Seller to the Administrator, or (ii) notice by the Administrator to the Seller, that, at the determination of the Seller or the Administrator, as applicable, U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed), in lieu of a USD LIBOR based rate, a term benchmark rate as a benchmark rate (including, without limitation, BSBY), and (y) the Administrator, in its sole discretion, and the Seller jointly elect to trigger a fallback from USD LIBOR and the provision, as applicable, by the Administrator of written notice of such election to the Seller and the Issuer. “Reference Time” means, with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two

19750323408 01917304 London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Administrator in its reasonable discretion. “Relevant Governmental Body” means the Board of Governors of the Federal Reserve BoardSystem or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve BoardSystem or the Federal Reserve Bank of New York, or any successor thereto. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Dayas published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). on“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org,http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administratoradministrator of the secured overnight financing rate from time to time. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Bodyadministered by CME Group Benchmark Administration Limited (or a successor administrator selected by the Administrator in its reasonable discretion). “Term SOFR Notice” means a notification by the Administrator to the Issuer and the Seller of the occurrence of a Term SOFR Transition Event. “Term SOFR Transition Event” means the determination by the Administrator that (1) Term SOFR has been recommended for use by the Relevant Governmental Body, and is determinable for each Available Tenor, (2) the administration of Term SOFR is administratively feasible for the Administrator and (3) a Benchmark Transition Event or an Early Opt-in Election, as applicable (and, for the avoidance of doubt, not an Other Benchmark Rate Election), has previously occurred resulting in a Benchmark Replacement in accordance with this Section 1.10. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “USD LIBOR” means the London interbank offered rate for U.S. dollars. Section 1.11 Indemnity for Funding Losses. In addition to the compensation or payments required by Section 1.7, the Seller shall indemnify each Issuer against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain any Capital (or Portion of Capital), from fees payable to terminate the deposits from which such

20750323408 01917304 funds were obtained or from the performance of any foreign exchange contract) which such Issuer sustains or incurs as a consequence of any: (a) payment, prepayment, conversion or renewal of any purchase to which the BSBY Rate applies on a day other than a Settlement Date, whether or not any such payment or prepayment is mandatory, voluntary, or automatic and whether or not any such payment or prepayment is then due; or (b) attempt by the Seller to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Purchase Notice or failure by the Seller (for a reason other than the failure of such Issuer to make a purchase) to prepay, borrow, continue or convert any Capital (or Portion of Capital) on the date or in the amount notified by the Seller. If any Issuer sustains or incurs any such loss or expense, it shall from time to time notify the Seller of the amount determined in good faith by such Issuer (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Issuer shall deem reasonable) to be necessary to indemnify such Issuer for such loss or expense. Such notice shall specify in reasonable detail the basis for such determination. Such amount shall be due and payable by the Seller to such Purchaser on the first Settlement Date occurring after such notice is given. ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS Section 2.1 Representations and Warranties; Covenants. Each of the Seller, UGI and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III, IV and VI, respectively. Section 2.2 Termination Events. If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may, by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (f) of Exhibit V, the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Issuer and the Administrator shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable law, which rights and remedies shall be cumulative. ARTICLE III. INDEMNIFICATION Section 3.1 Indemnities by the Seller. Without limiting any other rights that the Administrator, the Issuer or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or assigns (each, an “Indemnified Party”) may have hereunder or under applicable law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including

29750323408 01917304 Assignment will reduce the Purchased Interest of any Issuer and such Purchased Interest shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the Administrator has sold Capital (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrator may be equitably subrogated, the Administrator shall be contractually subrogated to all the rights and interests of the applicable Issuer or Indemnified Party under the Transaction Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”). (e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Seller or any other or the Servicer, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrator from the Seller or the Servicer for the purpose of making such Erroneous Payment; provided that this Section 4.7 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the obligations relative to the amount (and/or timing for payment) of the obligations that would have been payable had such Erroneous Payment not been made by the Administrator. For the avoidance of doubt, the foregoing proviso shall not derogate from any obligations (including indemnification obligations) of the Seller set forth in any other Section of this Agreement with respect to any Erroneous Payment or otherwise. (f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrator for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. (g) Each party’s obligations, agreements and waivers under this Section 4.7 shall survive the resignation or replacement of the Administrator, the termination of the Purchased Interests and/or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Transaction Document. Section 4.8 Conforming Changes Relating to BSBY. With respect to the BSBY Screen Rate, the Administrator will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document; provided that, with respect to any such amendment effected, the Administrator shall provide notice to the Seller and the Issuers of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective. ARTICLE V. MISCELLANEOUS Section 5.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller or the

32750323408 01917304 respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents. (b) In addition, the Seller shall pay on demand any and all stamp and other similar taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Section 5.5 [Reserved]. Section 5.6 Confidentiality. Unless otherwise required by applicable law, each of the Seller and the Servicer agrees to maintain the confidentiality of the terms of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, and (b) the Seller’s legal counsel and auditors if they agree to hold it confidential. Unless otherwise required by applicable law, each of the Administrator and the Issuer agrees to maintain the confidentiality of non-public information regarding UGI and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to UGI, (ii) legal counsel and auditors of the Issuer or the Administrator if they agree to hold it confidential, (iii) any nationally recognized statistical rating organization and (iv) any regulatory authorities having jurisdiction over PNC or the Issuer. Section 5.7 GOVERNING LAW AND JURISDICTION. (a) THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FEDERAL COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE

I-1750323408 01917304 EXHIBIT I DEFINITIONS As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement. “Administration Account” means the account (account number [**********], ABA number [**********]) of the Issuer maintained at the office of PNC at [****************], or such other account as may be so designated in writing by the Administrator to the Servicer. “Administrator” has the meaning set forth in the preamble to the Agreement. “Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Issuer or the Administrator (for the benefit of the Issuer) shall not constitute an Adverse Claim. “Affected Person” has the meaning set forth in Section 1.7 of the Agreement. “Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to the Issuer, Affiliate shall mean the holder(s) of its capital stock. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 51% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise. “Agreement” has the meaning set forth in the preamble to the Agreement. “Alternate Rate” for any Settlement Period for any Portion of Capital of the Purchased Interest means an interest rate per annum equal to: (a) the daily average LMIR for suchDaily BSBY Floating Rate unless such Issuer and the Seller agree in writing to use the BSBY Rate with respect to such Issuer’s Capital; provided, that the Alternate Rate applicable to any BSBY Tranche funded pursuant to a Purchase that occurs other than on a Settlement Date shall be the Daily BSBY Floating Rate for each day during the initial Settlement Period applicable to such BSBY Tranche from the date such Purchase is made pursuant to Section 1.2 until the next occurring Settlement Date, or (b) if LMIRthe BSBY Rate is unavailable as described in Section 1.9, the Base Rate for such Settlement Period; provided, however, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to 3.00% per annum above the Base Rate in effect on such day.

I-2750323408 01917304 “Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and any other similar anti-corruption laws or regulations applicable to the Seller, Servicer or any of their respective Subsidiaries. “Anti-Terrorism Law” means any law in force or hereinafter enacted related to terrorism or money laundering, including the Bank Secrecy Act, 31 U.S.C. § 5311 et seq., as amended by Title III of the USA PATRIOT Act. “Approved Billing Program” means any consolidated billing or similar agreement between a Purchasing Utility and the Originator pursuant to which the Originator may from time to time sell and/or assign receivables, which agreement has been approved in writing by the Administrator; provided, that if (i) the Originator delivers to the Administrator in writing and in accordance with Section 5.2 a copy of such an agreement (or a substantially final draft thereof) with a request that it be approved as an “Approved Billing Program” and (ii) the Administrator does not, on or prior to the date that is ten (10) Business Days following such delivery, notify the Originator or the Servicer that the Administrator is withholding such approval, the Administrator shall be deemed to have approved such agreement as an “Approved Billing Program” in accordance with this definition. Without limiting the generality of the foregoing, each of the following agreements shall be an Approved Billing Program: (x) that certain Consolidated Utility Billing Service and Assignment Agreement, contemplated to be entered into between Consolidated Edison Company of New York, Inc. and the Originator, containing terms and conditions in form and substance substantially similar to those set forth in the draft of such agreement previously delivered by the Originator to the Administrator on April 7, 2009 and (y) that certain Third Party Supplier Customer Account Services Master Service Agreement, dated November 6, 2008, by and between Public Service Electric and Gas Company and the Originator, a copy of which was delivered by the Originator to the Administrator on April 20, 2009. “Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel. “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time. “Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higherhighest of: (a) the rate of interest in effect for such day as publicly announced from time to time by PNC in Pittsburgh, Pennsylvania as its “prime rate.” Such “prime rate” is set by PNC based upon various factors, including PNC’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and; (b) 0.50% per annum above the latest Overnight Bank Funding Rate.; and

I-3750323408 01917304 (c) 1.00% per annum above the Daily BSBY Floating Rate, so long as the Daily BSBY Floating Rate is offered, ascertainable and not unlawful; provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be deemed to be zero. “Bloomberg” means Bloomberg Index Services Limited (or a successor administrator of the BSBY Screen Rate). “Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, the Originator, UGI or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA. “Beneficial Ownership Rule” means 31 C.F.R. § 1010.230. “Billing Program Receivable” means a Receivable described in clause (i) of the definition of the term “Receivable”, which is sold and/or assigned by the Originator to a Purchasing Utility from time to time pursuant to an Approved Billing Program. “BSBY Floor” means a rate of interest equal to zero basis points (0.00%). “BSBY Rate” means, with respect to any Settlement Period, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the BSBY Screen Rate two (2) Business Days prior to the first day of such Settlement Period and having a term comparable to such Settlement Period; provided that if the rate is not published on such determination date, then the rate per annum for purposes of this clause (a) shall be the BSBY Screen Rate on the first Business Day immediately prior thereto so long as such first preceding Business Day is not more than three (3) Business Days prior to such determination date, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, further, that if the BSBY Rate, determined as provided above, would be less than the BSBY Floor, then the BSBY Rate shall be deemed to be the BSBY Floor. The BSBY Rate shall be adjusted with respect to any Capital to which the BSBY Rate applies that is outstanding on the effective date of any change in the BSBY Reserve Percentage as of such effective date and the Administrator shall give prompt notice to the Seller of the BSBY Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error. “BSBY Reserve Percentage” shall mean, as of any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to BSBY Screen Rate funding.

I-4750323408 01917304 “BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrator from time to time). “BSBY Tranche” means any Capital (or portion thereof) accruing Discount at the BSBY Rate. “Business Day” means any day (other than a Saturday or Sunday) or a legal holiday on which: (a) commercial banks are not authorized or required to close in New York City, New York orbe closed, or are in fact closed, for business in Pittsburgh, Pennsylvania, and (b) if this definition of “Business Day” is utilized in connection with LMIR, dealings are carried out in the London interbank market (or, if otherwise, the lending office of the Administrator); provided that, for purposes of any direct or indirect calculation or determination of the BSBY Screen Rate, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day. “Capital” means the amount paid to the Seller in respect of the Purchased Interest by the Issuer pursuant to the Agreement, or such amount divided or combined in order to determine the Discount applicable to any Portion of Capital, in each case reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.4(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution, and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made. “Change in Control” means that (a) with respect to the Seller, UGI ceases to own, directly or indirectly, 100% of the capital stock of the Seller free and clear of all Adverse Claims, (b) with respect to UGI, UGI Enterprises, Inc. shall cease to own 51% or more of the shares of outstanding voting stock of UGI on a fully diluted basis. “Closing Date” means November 30, 2001. “Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originator, UGI, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.4(e) of the Agreement and (c) all other proceeds of such Pool Receivable. “Company Note” has the meaning set forth in the Purchase and Sale Agreement. “Concentration Percentage” means for any: (a) Group A Obligor, 16.00%, (b) Group B Obligor, 12.00%, (c) Group C Obligor, 8.00% and (d) Group D Obligor, 5.00%. “Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of five largest Group D Obligor Percentages, (b) the sum of the three largest Group C Obligor

I-5750323408 01917304 Percentages, (c) the sum of two largest Group B Obligor Percentages and (d) the largest Group A Obligor Percentage. “Conforming Changes” means, with respect to the BSBY Screen Rate or any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Settlement Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of Discount, timing of Purchase Notices or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrator decides (in consultation with the Seller) may be appropriate to reflect the adoption and implementation of the BSBY Screen Rate or such Benchmark Replacement and to permit the administration thereof by the Administrator in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for the administration of the BSBY Screen Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrator decides (in consultation with the Seller) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents). “Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable. “Contributed Receivables” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement. “Covered Entity” means (a) the Seller, the Servicer and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise. “Credit Agreement” means that certain Credit Agreement, dated on or about August 26, 2010, among UGI, as borrower, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, PNC Bank, National Association, Wells Fargo Bank, National Association, and certain other parties, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originator in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

I-6750323408 01917304 “Cut-off Date” has the meaning set forth in the Purchase and Sale Agreement. “Daily BSBY Floating Rate” means, for any day, the rate per annum determined by the Administrator by dividing (the resulting quotient rounded upwards, at the Administrator’s discretion, to the nearest 1/100th of 1%) (a) the BSBY Screen Rate for such day for a one (1) month period, by (b) a number equal to 1.00 minus the BSBY Reserve Percentage; provided, that if the Daily BSBY Floating Rate, determined as provided above, would be less than the BSBY Floor, then the Daily BSBY Floating Rate shall be deemed to be the BSBY Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in the Daily BSBY Floating Rate without notice to the Seller. “Days’ Sales Outstanding” means, for any calendar month, an amount (expressed as a number of days) computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originator during the three calendar months ended on the last day of such calendar month divided by (ii) 90. “Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d). “Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month, by (b) the aggregate credit sales made by the Originator during the month that is five calendar months before such month. The Outstanding Balance of any Defaulted Receivable shall be determined without regard to any credit memos or credit balances. “Defaulted Receivable” means a Receivable: (a) as to which any payment, or part thereof, remains unpaid for more than 120 days but less than 151 days from the original due date for such payment, or (b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible. “Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by, (b) the aggregate Outstanding Balance of all Pool

I-8750323408 01917304 Year = if such Portion of Capital is funded based upon: (i) LMIRthe BSBY Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable; provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided further, that Discount for the Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason. “Eligible Receivable” means, at any time, a Pool Receivable: (a) the Obligor of which is (i) (A) a United States resident and (B) not a Sanctioned Person, (ii) not a government or a governmental subdivision, affiliate or agency, provided, however, if the Obligor of such Receivable is a government or a governmental subdivision, affiliate or agency, such Receivable shall satisfy the requirements of this clause (a)(ii) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are governments or governmental subdivisions, affiliates or agencies does not exceed five percent (5%) of the Outstanding Balance of all Receivables then in the Receivables Pool, (iii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iv) not an Affiliate of UGI; provided, however, if the Obligor of such Receivable is either UGI Utilities, Inc., UGI Penn Natural Gas, Inc. or UGI Central Penn Gas, Inc. (provided that UGI Penn Natural Gas, Inc. and UGI Central Penn Gas, Inc. are wholly-owned subsidiaries of UGI Utilities, Inc.), such Receivable shall satisfy the requirements of this clause (a)(iv) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of the Obligors of which are UGI Utilities, Inc., UGI Penn Natural Gas, Inc. and/or UGI Central Penn Gas, Inc. does not exceed $17,500,000, and (v) not a Reseller, provided, however, if the Obligor of such Receivable is a Reseller, such Receivable shall satisfy the requirements of this clause (a)(v) if the sum of the Outstanding Balance of such Receivable and the aggregate Outstanding Balance of all other Eligible Receivables of Obligors who are Resellers does not exceed $2,000,000, (b) that is denominated and payable only in U.S. dollars in the United States, (c) that does not have a stated maturity which is more than 45 days after the original invoice date of such Receivable; provided, however, that up to 10% of the aggregate Outstanding Balance of all Receivables may have a stated maturity which is more than 45 days but not more than 60 days after the original invoice date of such Receivable, (d) (i) that arises under a duly authorized Contract for the sale and delivery of goods and services in the ordinary course of the Originator’s business or (ii) in the case of a Receivable arising in connection with the sale or assignment by the Originator to a Purchasing Utility of a Billing Program Receivable, such Receivable arises under an Approved Billing Program; provided, however, that Receivables described in clause (ii)

I-11750323408 01917304 the applicable Concentration Percentage for such Obligor, multiplied by (b) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus (ii) the amount by which the aggregate Outstanding Balance of all Eligible Receivables that are Eligible Unbilled Receivables exceeds 60% of the Outstanding Balance of all Eligible Receivables then in the Receivables Pool. “Facility Termination Date” means the earliest to occur of: (a) October 2120, 20222023, (b) the date determined pursuant to Section 2.2 of the Agreement and (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(b) of the Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions. “Fee Letter” has the meaning set forth in Section 1.5 of the Agreement. “GAAP” means the generally accepted accounting principles and practices in the United States, consistently applied. “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing. “Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A-1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “A1” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. “Group A Obligor Percentage” means, at any time, for each Group A Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of such Group A Obligor less any Excess Concentrations of such Obligor, divided by (b) the aggregate Outstanding Balance of all Eligible Receivables at such time. “Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa1” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities. “Group B Obligor Percentage” means, at any time, for each Group B Obligor, the percentage equivalent of: (a) the aggregate Outstanding Balance of the Eligible Receivables of

I-13750323408 01917304 thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections. “Issuer” has the meaning set forth in the preamble to the Agreement. “Issuer’s Share” of any amount means such amount multiplied by the Purchased Interest at the time of determination. “LCR Security” means any commercial paper or security (other than the Company Notes and other equity securities issued to UGI or any Originator that is a consolidated subsidiary of UGI under GAAP) within the meaning of Paragraph __.32(e)(1)(viii) of the final rules titled Liquidity Coverage Ratio: Liquidity Risk Measurement Standards, 79 Fed. Reg. 197, 61440 et seq. (October 10, 2014). “LMIR” means for any day during any Settlement Period, the greater of (a) 0.00% and (b) the one-month Eurodollar rate for U.S. dollar deposits as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrator from another recognized source for interbank quotation), in each case, changing when and as such rate changes. “Lock-Box Account” means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections. “Lock-Box Agreement” means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Originator, the Servicer, the Administrator, the Issuer and a Lock-Box Bank. “Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts. “Loss Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date. “Loss Reserve Percentage” means, on any date, the product of (i) 2.25 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months times (iii) (A) the aggregate credit sales made by the Originator during the four most recent calendar months, divided by (B) the Net Receivables Pool Balance as of such date. “Material Adverse Effect” means, relative to any Person with respect to any event or circumstance, a material adverse effect on: (a) the assets, operations, business or financial condition of such Person,

I-14750323408 01917304 (b) the ability of any of such Person to perform its obligations under the Agreement or any other Transaction Document to which it is a party, (c) the validity or enforceability of any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or (d) the status, perfection, enforceability or priority of the Issuer’s or the Seller’s interest in the Pool Assets. “Moody’s” means Moody’s Investors Service, Inc. “Month” means, with respect to a Settlement Period for a BSBY Tranche, the interval between the days in consecutive calendar months numerically corresponding to the first day of such Settlement Period. If any Settlement Period for a BSBY Tranche begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Settlement Period is to end, the final Month of such Settlement Period shall be deemed to end on the last Business Day of such final month. “Net Receivables Pool Balance” means, at any time: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) the Excess Concentration. “Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable. “Originator” has the meaning set forth in the Purchase and Sale Agreement. “Originator Assignment Certificate” means the assignment, in substantially the form of Exhibit C to the Purchase and Sale Agreement, evidencing Seller’s ownership of the Receivables generated by the Originator, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Purchase and Sale Agreement. “Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof. “Overnight Bank Funding Rate” means for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrator for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrator at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than 0.00%, then such rate shall be deemed to be 0.00%. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Seller.

I-15750323408 01917304 “Payment Date” has the meaning set forth in Section 2.2 of the Purchase and Sale Agreement. “Payment Recipient” has the meaning set forth in Section 4.7(a) of this Agreement. “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof. “PNC” has the meaning set forth in the preamble to the Agreement. “Pool Assets” has the meaning set forth in Section 1.2(d) of the Agreement. “Pool Receivable” means a Receivable in the Receivables Pool. “Portion of Capital” means any separate portion of Capital being funded or maintained by the Issuer (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when the Capital of the Purchased Interest is not divided into two or more such portions, “Portion of Capital” means 100% of the Capital. “Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of even date herewith, between the Seller and UGI, as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time. “Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Purchase and Sale Agreement. “Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Purchase and Sale Agreement. “Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Purchase and Sale Agreement. “Purchase Facility” has the meaning set forth in Section 1.1 of the Purchase and Sale Agreement. “Purchase Limit” means (i) at any time on or after October 2221, 20212022 and prior to but excluding May 1, 20222023, $150,000,000 and (ii) at any time on and after May 1, 20222023, $75,000,000, in each case, as such amount may be subsequently reduced pursuant to Section 1.1(b) of the Agreement; provided, that any such reduction of the Purchase Limit then in effect pursuant to clauses (i) or (ii) above, as applicable, shall automatically and permanently reduce the amount of the Purchase Limit set forth in such other clauses above in the same proportion as the percentage of the reduction of the Purchase Limit then in effect. References to

750323408 01917304 I-21 (PY + SFR) x 2.0 x TR Originator during the three calendar months ended on or before the last day of such calendar month divided by (ii) 3. “U.S. Government Securities Business Day” means any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction. “UGI” has the meaning set forth in the preamble to the Agreement. “Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event. “Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event. “Weekly Settlement Date” means each Wednesday of each week (or the next succeeding Business Day if such day is not a Business Day), beginning December 5, 2001. “Yield Reserve” means, on any date, an amount equal to: (a) the Capital at the close of business of the Servicer on such date multiplied by (b)(i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date. “Yield Reserve Percentage” means at any time: 12 where: PY = the Base Rate as of the last day of the most recent Settlement Period, TR = the Turnover Rate, and SFR = the Servicing Fee Rate Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

TABLE OF CONTENTS i750323408 01917304 ARTICLE I. AMOUNTS AND TERMS OF THE PURCHASES Section 1.1 Purchase Facility 1 Section 1.2 Making Purchases 1 Section 1.3 Purchased Interest Computation 2 Section 1.4 Settlement Procedures 3 Section 1.5 Fees 6 Section 1.6 Payments and Computations, Etc 6 Section 1.7 Increased Costs 6 Section 1.8 Requirements of Law 7 Section 1.9 Inability to Determine LMIRBSBY Rate Unascertainable; Increased Costs; Illegality. 8 ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS Section 2.1 Representations and Warranties; Covenants 915 Section 2.2 Termination Events 915 ARTICLE III. INDEMNIFICATION Section 3.1 Indemnities by the Seller 916 Section 3.2 Indemnities by the Servicer 1117 Section 3.3 Notice of Claims 1118 ARTICLE IV. ADMINISTRATION AND COLLECTIONS Section 4.1 Appointment of the Servicer 1218 Section 4.2 Duties of the Servicer 1319 Section 4.3 Lock-Box Arrangements 1420 Section 4.4 Enforcement Rights 1420 Section 4.5 Responsibilities of the Seller 1521 Section 4.6 Servicing Fee 1522 ARTICLE V. MISCELLANEOUS Section 5.1 Amendments, Etc 1624 Section 5.2 Notices, Etc 1625 Section 5.3 Assignability 1625 Section 5.4 Costs, Expenses and Taxes 1826 Section 5.5 No Proceedings; Limitation on Payments 18[Reserved] 27 Section 5.6 Confidentiality 1827 Section 5.7 GOVERNING LAW AND JURISDICTION 1927 Section 5.8 Execution in Counterparts 1928 Section 5.9 Survival of Termination 1928 Section 5.10 WAIVER OF JURY TRIAL 1928

ii750323408 01917304 Section 5.11 Entire Agreement 2028 Section 5.12 Headings 2028 Section 5.13 Issuer’s, Administrator’s, Seller’s and Servicer’s Liabilities 2028 Section 5.14 Purchase Option 2028 EXHIBIT I Definitions EXHIBIT II Conditions of Purchases EXHIBIT III Representations and Warranties EXHIBIT IV Covenants EXHIBIT V Termination Events EXHIBIT VI Supplemental Perfection Representations, Warranties and Covenants SCHEDULE I Credit and Collection Policy SCHEDULE II Lock-Box Banks and Lock-Box Accounts SCHEDULE III Trade Names SCHEDULE IV Location of Records of Seller ANNEX A-1 Form of Information Package (Settlement Date) ANNEX A-2 Form of Information Package (Inter-Settlement Date) ANNEX B Form of Purchase Notice ANNEX C Form of Paydown Notice